UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): May 19, 2022
Digital Turbine, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35958	22-2267658
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 San Antonio Street, Suite 160, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(512) 387-7717
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions. (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	APPS	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.
As previously reported, on March 22, 2021, Digital Turbine, Inc., a Delaware corporation (“Digital Turbine”), and Digital Turbine Luxembourg S.à r.l., a private limited company under the laws of the Grand Duchy of Luxembourg and a subsidiary of Digital Turbine (together, the “Purchaser”), entered into a Sale and Purchase Agreement (as amended, the “Sale and Purchase Agreement”) with Tennor Holding B.V. (“Tennor”), Advert Finance B.V., and Lars Windhorst (collectively, the “Sellers”), pursuant to which the Purchaser acquired all of the Seller’s shares (“Fyber Shares”) in Fyber N.V., a public limited liability company registered with the Netherlands Chamber of Commerce Business Register (“Fyber”).
Pursuant to the earn-out provision in the Sale and Purchase Agreement, Digital Turbine agreed, contingent upon Fyber’s net revenues (revenues less associated license fees and revenue share) being equal to or higher than $100.0 million for the 12-month earn-out period ending on March 31, 2022, as determined in the manner set forth in the Sale and Purchase Agreement, to issue to the Sellers a certain number of shares of Digital Turbine’s common stock, which value of such shares, based on the weighted average share price of Digital Turbine common stock for the 30-days prior to the end of the earn-out period, and, under certain circumstances, an amount of cash, the aggregate value of which will not exceed $50.0 million. On May 19, 2022, pursuant to the terms of the earn-out provision of the Sale and Purchase Agreement, Digital Turbine issued to Tennor 1,181,862 newly-issued shares of Digital Turbine common stock (the “Earn-Out Shares”) as payment in full of the earn-out amount under the Sale and Purchase Agreement based on the full achievement of the earn-out.
The Earn-Out Shares were issued pursuant to the Sale and Purchase Agreement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to Tennor which is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated by the U.S. Securities and Exchange Commission). None of the Earn-Out Shares have been registered under the Securities Act, or applicable state securities laws, and none may be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 25, 2022	Digital Turbine, Inc.
	By:	/s/ Barrett Garrison
Barrett Garrison
Executive Vice President & Chief Financial Officer